UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE l4A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NOVAMERICAN STEEL INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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To Our Stakeholders:

During 2007, we sought out, financed and acquired Novamerican Steel, a company that had long accepted the notion of operating its facilities separately, with local, uncorrelated individual strategies. In 2008, and beyond, we plan on operating Novamerican as “One Company,” with a companywide strategy focused on maximizing throughput, that is, the rate at which the system generates cash through sales, with the application of a precise operating methodology called The Decalogue™.

Transforming into a Decalogue™ Company

We have, in the Decalogue™, the model to transform and operate Novamerican as one system. The Decalogue™, co-authored by Dr. Domenico Lepore, our President, combines and deploys two management theories: Dr. Eliyahu Goldratt’s Theory of Constraints and Dr. W. Edwards Deming’s Theory of Profound Knowledge. From January through the first week of March, we first trained and then planned with over 60 of our Novamerican managers. During this process, we defined, staffed and scheduled all the tasks necessary for our goal to “transform Novamerican for unprecedented, sustained growth in a secure environment.”

We have already designed and staffed a new systemic organization, including leaders for Replenishment, Processing, Manufacturing, Sales and Marketing. We have added resources in the areas of statistical process control, production scheduling and information technology. We are defining the operational processes, including replenishment and a company wide marketing process, with clearly aligned objectives and the appropriate statistical measures necessary to monitor all relevant variation. We have scheduled to meet with all of our key suppliers and establish larger, faster and more reliable operating relationships. We are implementing throughput-based measures that monitor daily the speed at which our system generates cash. We have dedicated project managers for all transformational tasks.

Outlook

We have commenced implementing the aforementioned project plans for integrating Novamerican into a Decalogue™ Company. By the end of 2008 we expect to (a) enable the system to operate at much faster cycle times, increasing salable capacity from 1.5 million tons in 2007 to approximately 2.5 million tons by 2010, (b) experience a permanent reduction in inventory of approximately $50.0 million, primarily from this faster replenishment and operating cycle, and (c) implement organizational changes, especially in our replenishment, processing and distribution processes, that will result in approximately $10.0 million, net, in annual operating expense reductions, with that resulting run rate realized by the end of 2008. The plan also includes increasing resources in certain areas such as production scheduling and statistical process control. The cost of these resources is included in our estimated net operating expense reductions.

In summary, in 2008, while it appears most of North America will be mired in recessionary worries, we expect to better synchronize the replenishment of our system with sales and use the resulting inventory reductions to accelerate our de-leveraging.

We believe this will best position us for unprecedented, sustained growth.

Kindest regards,
/s/ Corrado De Gasperis
Corrado De Gasperis
Chief Executive Officer
March 24, 2008

NOVAMERICAN STEEL INC.

Notice of Annual Meeting of Stockholders

to be held on May 13, 2008 and

Proxy Statement

This Proxy Statement is dated March 24, 2008

Gilbert E. Playford,

Chairman of the Board

March 24, 2008

Fellow Stockholders:

It is my pleasure to invite you to our annual meeting, which will be held on May 13, 2008 at 1:00 p.m., at 2730 Meadowpine Boulevard, Mississauga, Ontario, Canada L5N 7K4.

In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark your votes on the accompanying proxy or vote instruction card, sign it and promptly return it in the accompanying envelope.

If you wish to attend our annual meeting in person, please indicate your intention where requested on the accompanying proxy or vote instruction card. In addition, please write your name, where indicated, on the attached admission ticket and bring it with you to the meeting. Due to space limitations, we request that only one guest accompany you to the meeting.

We appreciate the continuing interest of our stockholders in our business.

Sincerely,

/s/ Gilbert E. Playford

Gilbert E. Playford

Chairman of the Board

Gilbert E. Playford

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 13, 2008

The annual meeting of stockholders of Novamerican Steel Inc. will be held on May 13, 2008 at 1:00 p.m., at 2730 Meadowpine Boulevard, Mississauga, Ontario, Canada L5N 7K4, for the following purposes:

1.	To elect six directors to serve on Novamerican’s Board until the annual meeting of stockholders for 2009; and
2.	To transact such other business as may properly come before the meeting.

To ensure that your shares are represented at the meeting in the event that you do not attend, please mark your votes on the accompanying proxy or vote instruction card, sign it, date it and promptly return it in the accompanying envelope or vote as instructed in Question 2 under “Questions and Answers” of the accompanying proxy statement or on the accompanying vote instruction card.

By Order of the Board of Directors,

/s/ Gilbert E. Playford

Gilbert E. Playford

Chairman of the Board

PROXY STATEMENT

for Annual Meeting of Stockholders for 2008

QUESTIONS AND ANSWERS

1.	Q: What is the purpose of the proxy?

A:

This proxy statement and the accompanying proxy relate to the annual meeting of stockholders of Novamerican Steel Inc., a Delaware corporation (“Novamerican”), for 2008. Novamerican’s Board of Directors (the “Board”) is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the meeting, whether or not he or she attends in person. The proxy authorizes a person other than a stockholder, called the proxyholder, who will be present at the meeting, to cast the votes which the stockholder would be entitled to cast at the meeting if the stockholder were present. It is expected that this proxy statement and the accompanying proxy will be first mailed or delivered to stockholders beginning on or about March 24, 2008. When used in this proxy statement, “we,” “us” or “our” refers to Novamerican and its subsidiaries collectively or, if the context so requires, individually. All historical information given for Novamerican for periods prior to the acquisition of the Canadian company, Novamerican Steel Inc. (the “Acquired Company”) on November 15, 2007 (the “Acquisition”), refers to the business of Novamerican (formerly Symmetry Holdings Inc.).

2.	Q: How do I cast my vote?

A:	If you hold your shares in street name (such as in a brokerage account or in the name of a bank or other nominee), there are two different ways you may cast your vote. You can vote by:

•	marking, signing, dating and mailing the vote instruction card and returning it in the envelope provided.

•

attending and voting at the meeting, if you marked your vote instruction card that you will attend the meeting and obtained authorization from your bank, broker or nominee pursuant to instructions on your vote instruction card.

If you hold your shares registered in your name, there are two different ways you may cast your vote. You may vote by:

•	marking, signing, dating and mailing the accompanying proxy and returning it in the envelope provided.

•	attending and voting at the meeting after you have indicated your intention to attend the meeting on the accompanying proxy.

3.	Q: What matters are being submitted to a vote?

A:

The only matter known to management to be submitted to a vote of stockholders at the meeting is the election of directors.

If any of the nominees nominated by Novamerican’s Board is not available for election at the time of the meeting, discretionary authority will be exercised by the proxyholders designated in the accompanying proxy to vote for substitutes designated by Novamerican’s Board unless Novamerican’s Board chooses to reduce the number of directors.

Other business which properly comes before the stockholders at the annual meeting will also be submitted to a vote of stockholders at the meeting.

4.	Q: How will the proxyholders vote my shares?

A:

When you give a proxy, regardless of the method by which given, the proxyholders will vote your shares as instructed on the proxy with respect to the matters specified on the proxy.

If you are a record holder of your shares and you submit a proxy but do not mark your votes, your shares will be voted FOR the election of each nominee that has been nominated by Novamerican’s Board. In addition, if other matters are submitted to a vote of stockholders at the meeting, your proxy on the accompanying form gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, it is expected that your shares will be voted on those matters as recommended by Novamerican’s Board.

If you hold your shares in “street name” through a broker, you must follow your broker’s procedures for instructing your broker how to vote. If you do not instruct your broker how to vote, your broker may exercise his, her or its discretion to vote your shares in the election of directors and, except as limited by rules of The Nasdaq Stock Market, LLC (the “Nasdaq”), on such other matters that are submitted to a vote of stockholders at the meeting.

5.	Q: How do I revoke a proxy?

A:

If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the meeting during the time the polls are open for voting at such meeting.

If your shares are held in street name, there are special procedures that you must follow in connection with revoking a proxy submitted via the Internet or by telephone or by marking, signing and returning the vote instruction card.

•

Revoking your vote and submitting a new vote before the deadline of midnight, eastern daylight savings time, on May 12, 2008. If you submit a proxy by marking, signing and returning the vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

•

Revoking your vote and submitting a new vote after the deadline of midnight, eastern daylight savings time, on May 12, 2008. If you submit a proxy by marking, signing and returning the vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

•

Revoking your vote and submitting a new vote by ballot at the meeting. If you submit a proxy by marking, signing and returning the vote instruction card and wish to revoke it and vote at the meeting, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy or attend and vote at the meeting.

6.	Q: Who may vote?

A:

Stockholders of record as of the close of business on March 14, 2008 are entitled to notice of the meeting and to vote on each proposal submitted to a vote of stockholders at the meeting. During the ten days prior to the annual meeting, a list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours at our principal executive offices at 28 West 44th Street, 16th Floor, New York, NY 10036.

Each share of our common stock, par value $0.001 per share, is entitled to vote. At March 14, 2008, 21,452,304 shares of our common stock were issued and outstanding. Those shares were held by 13 stockholders of record.

7.	Q: What is a quorum?

A:

A quorum is the minimum number of issued and outstanding shares of our common stock, the holders of which must be present at a meeting in order to duly convene the meeting. The quorum for our annual meeting is the presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of our common stock.

8.	Q: What votes are used to determine the outcome of any matter submitted to a vote?

A:

Only those votes cast for the election of directors are used in determining the results of a vote on the election of directors. Only those votes cast for or against any other proposal are used in determining the results of a vote on that proposal.

Abstentions and broker non-votes. The stockholders whose proxies show abstentions or constitute broker non-votes are included for purposes of determining the presence of a quorum. With respect to the approval of any particular proposal (other than the election of directors), however, since they are not affirmative votes for the proposal they have the same effect as votes against the proposal.

9.	Q: How many votes are required for each nominee to be elected as a member of Novamerican’s Board?

A:	Each nominee must receive a plurality of the votes cast in order to be elected as a director.

10.	Q: How much did this proxy solicitation cost?

A:

The cost for the solicitation of proxies by Novamerican’s Board is anticipated to be approximately $10,000 which will be borne by us. We will request banks, brokers and other nominees, including custodians and fiduciaries, to forward soliciting material to beneficial owners of our common stock and will pay such persons for forwarding such material. In addition to the solicitation of proxies generally by means of this proxy statement, officers or other employees, without extra remuneration, may solicit proxies by telephone or other means of personal contact.

11. Q:	Who is Novamerican’s independent registered public accounting firm and will representatives thereof be available to respond to questions at the meeting?

A:

Effective on or about December 7, 2007, Novamerican engaged the firm of Raymond Chabot Grant Thornton LLP as its independent registered public accounting firm for fiscal year 2007. The appointment of Raymond Chabot Grant Thornton LLP was approved by Novamerican’s Board upon the recommendation of the Audit Committee. Raymond Chabot Grant Thornton LLP had been the independent registered accountants of the Acquired Company since 1997.

Subject to the final approval of the engagement by our Audit Committee, Raymond Chabot Grant Thornton LLP will also serve as our independent registered public accounting firm for 2008.

Representatives of Raymond Chabot Grant Thornton LLP will be present at the meeting, will be given the opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders.

12.	Q: When are stockholder proposals for the 2009 annual meeting due?

A:

Any proposal (including any nomination for election to Novamerican’s Board) which a stockholder wishes to have considered for inclusion in Novamerican’s proxy statement for the annual meeting of stockholders for 2009 must be received by the Secretary of Novamerican at Novamerican’s principal executive office on or before January 27, 2009 and must otherwise comply with Novamerican’s Amended and Restated By-Laws and rules of the SEC.

Novamerican’s By-Laws provide, among other things, that written notice of any proposal (including any such nomination) by a stockholder must be received by the Secretary of Novamerican not less than 105 days and not more than 135 days prior to the meeting before such proposal (or nomination) is to be brought, except in certain circumstances, and must contain detailed information regarding the proposal (and, if applicable, the nominee) and the stockholder making the proposal (or nomination), including the name of the stockholder and the number of shares of our common stock owned beneficially and of record by the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). Any proposal (other than a nomination for election to Novamerican’s Board) which a stockholder wishes to have considered must also describe, among other things, the stockholder’s material direct or indirect interest in Novamerican (including any material direct or indirect interest of his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert) and whether such stockholder (or such affiliates, groups or persons) has solicited, is soliciting or plans to solicit proxies in respect of such matter. A stockholder proposing to nominate a candidate for election to Novamerican’s Board must disclose, among other things, any professional, commercial, business or familial relationship that the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)) has to the nominee (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). The chairperson of the annual meeting for 2009 shall determine whether any such proposal (or nomination) shall have been properly brought. If such proposal (or nomination) is not properly brought, then the chairperson shall not allow a vote on the proposal (or nomination).

Proxyholders named in the proxy accompanying the proxy statement for the annual meeting for 2009 will have discretionary authority to vote on any proposal submitted at the meeting, other than a proposal that is included in such proxy statement.

PROPOSALS ON WHICH YOU MAY VOTE

1. Election of Directors

You may vote on the election of directors. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted for the election to Novamerican’s Board of each of the six nominees listed beginning on page 5. Novamerican’s Board recommends a vote FOR each of the nominees.

PROPOSAL: ELECTION OF DIRECTORS

Nominees for the Board of Directors

The following table sets forth information regarding the six individuals who have been nominated to serve as our directors. Each nominee has consented to being named as a nominee for election as a director and agreed to serve if elected. Each nominee who is elected will serve as a director until his or her successor is elected at the next annual meeting of stockholders or until his or her earlier removal or resignation. Except as otherwise described below, if any of the nominees is not available for election at the time of the meeting, discretionary authority will be exercised to vote for substitutes designated by Novamerican’s Board unless Novamerican’s Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable.

The respective age and positions of each individual in the table below is as of March 1, 2008.

Name	Age	Position
Gilbert E. Playford	60	Non-Executive Chairman of the Board
Corrado De Gasperis	42	Chief Executive Officer and Director
Domenico Lepore	48	President and Director
M. Ridgway Barker	52	Director
Scott C. Mason	49	Director
Robert W. Ramage, Jr.	62	Director

GILBERT E. PLAYFORD Director since 2006

Mr. Playford has been our non-executive Chairman of the Board since April 2006. Mr. Playford is also a member of our Audit Committee. Since August 2005, he has served as Chairman, Chief Executive Officer and President of GBS Gold International Inc. (“GBS Gold”), an international gold company that he formed through multiple acquisitions. Prior to founding GBS Gold, Mr. Playford was the Chief Executive Officer and President of GrafTech International Ltd., a global manufacturer of industrial graphite and carbon-based materials, from June 1998 until his retirement in December 2002, and Chairman of the Board from September 1999 until February 2005. From June 1996 until June 1998, Mr. Playford was the President and Chief Executive Officer of LionOre Mining International, Ltd., a global nickel producer. LionOre was acquired by Norilsk Nickel in August 2007 for $6.4 billion. Mr. Playford previously held various senior management positions at Union Carbide Corporation, including Vice President, Principal Financial Officer and Treasurer and Corporate Vice President for Strategic Planning, as well as chief executive officer positions in various Union Carbide subsidiaries.

CORRADO DE GASPERIS Director since 2006

Mr. De Gasperis has been our Chief Executive Officer and a director since April 2006. From May 2001 to December 2005, he served as Chief Financial Officer of GrafTech International Ltd., in addition to his duties as Vice President and Chief Information Officer, which he assumed in February 2000. He served as Controller of GrafTech from June 1998 to February 2000. From 1987 through June 1998, he was a Certified Public Accountant with KPMG LLP, and KPMG had announced his admittance as a partner effective July 1, 1998 in the Manufacturing, Retail and Distribution Practice. Mr. De Gasperis is currently a director of GBS Gold, where he is the Chairman of the Audit and Corporate Governance Committee and a member of the Nominations Committee and the Advisory Committee.

DOMENICO LEPORE Director since 2006

Mr. Lepore has been our President and a director since April 2006. From 1996 to November 2006, Dr. Lepore was President of ILUT Srl (and its predecessor firm, MST Methods for Systems Thinking Srl), an Italian management firm, which he founded, specializing in the turnaround and improvement of national and multinational businesses, primarily based in Europe and the United States. Dr. Lepore has been instrumental in the turnaround of a wide range of businesses in industries including aluminum, automotive, printing, diversified industrial and consumer products. From 1993 to 1996, he was Italy’s representative for the ISO Technical Committee 176, in Geneva, Switzerland, responsible for the development of the ISO 9000 family of standards. He began his career in 1988 working for Vila Srl, a consortium of small and medium-sized enterprises formed for the purpose of scouting technologies, products and intellectual property and facilitating collaborations between European partner companies, which resulted in the start up of many new businesses in Italy funded by private equity and the European Community. Dr. Lepore is a former Senior Advisor to, and member of, Inn.Tec, a consortium of nearly 200 companies in Brescia, the steel and aluminum district of Italy and a major industrial area in Europe.

M. RIDGWAY BARKER Director since 2006

Mr. Barker has been a director since June 2006. Mr. Barker serves as the chairman of our Nominating and Governance Committee and is also a member of our Compensation Committee. Since 1998, he has served as Chair of the Corporate Finance and Securities Practice Group of Kelley Drye & Warren LLP, an international law firm based in New York. He has been a partner of Kelley Drye since 1990 and joined it as an associate in the corporate department in 1984. His practice focuses on capital market issues, corporate governance matters, asset securitizations, debt financings, general corporate and securities matters, executive compensation, partnership transactions, public reporting, public and private securities offerings, restructurings, recapitalizations, spin-offs, mergers, stock and asset acquisitions and divestitures, and venture capital transactions. He has authored and co-authored many related publications and is a frequent public speaker on capital markets, governance and compliance topics.

SCOTT C. MASON Director since 2006

Mr. Mason has been a director since June 2006. Mr. Mason serves as the chairman of our Compensation Committee and is also a member of our Audit Committee and Nominating and Governance Committee. Since January 2006, he has served at Nalco Holding Company, a water treatment business, as Group Vice President and President of Alternate Channels and Global Supply Chain. Prior to joining Nalco, he held various senior management positions at GrafTech International Ltd., including Director of Mergers and Acquisitions (2000 to 2001), President of Advanced Energy Technology (February 2001 to December 2002), and President of Synthetic Graphite (January 2003 to April 2005). In 1999, Mr. Mason served as Vice President—Supply Chain Logistics for Union Carbide Corporation. From 1996 to 1999, Mr. Mason served as Director of Operations and then as Business Director for Union Carbide’s Unipol Polymers Business. From 1981 to 1996, Mr. Mason served in various financial, mergers and acquisitions and sales and marketing management positions at Union Carbide.

ROBERT W. RAMAGE, JR. Director since 2006

Mr. Ramage has been a director since November 2006. Mr. Ramage serves as the Chairman of our Audit Committee and is also a member of our Compensation Committee and Nominating and Governance Committee. Since November 2003, he has been the President of Port Westward LNG, LLC, a liquefied natural gas import terminal developer that he co-founded. From 1999 to 2002, he served as a consultant and advisor at Siguler Guff & Company LLC, a private equity investment and advisory firm, at which he provided financing and business advice to natural resources and energy companies. From 1990 to 1999, he served at The Industrial Bank of Japan Limited, in various senior corporate finance positions, including as Deputy General Manager, Corporate Finance Division, during which he managed the New York Branch’s $6 billion portfolio in the natural resources extraction, heavy manufacturing, natural resources processing and utilities industries and structured and negotiated complex financings, including public and private project financings. Prior to that, he served as the Vice President and Chief Financial and Administrative Officer for Southville Oil Corporation, a petroleum distribution and terminalling company, and as the Treasurer for Northville Industries Corporation, at which he served as the Vice President Finance for its 42.5% owned PetroTerminal de Panama, SA joint venture, negotiating the construction, project financing and customer throughput agreements for an 800,000 barrel per day crude oil transshipment terminal and pipeline project.

THE BOARD OF DIRECTORS AND MANAGEMENT

Structure of the Board

Novamerican’s securities are listed on the Nasdaq. We have evaluated whether our directors are ‘‘independent directors’’ within the meaning of the rules of the Nasdaq. Such rules provide generally that a director will not qualify as an ‘‘independent director’’ unless the board of directors of the listed company affirmatively determines that the director does not have a relationship with the listed company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, such rules generally provide that a director will not qualify as an ‘‘independent director’’ if: (i) the director is, or in the past three years has been, employed by the listed company; (ii) the director has an immediate family member who is, or in the past three years has been, an executive officer of the listed company; (iii) the director or a member of the director’s immediate family has accepted any compensation from the listed company of more than $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than for service as a director or employee (other than an executive officer) or as payments under a tax-qualified retirement plan or non-discretionary compensation; (iv) the director or a member of the director’s immediate family is a current partner of the independent auditors of the listed company, or in the past three fiscal years has been a partner or employee of such auditors and worked on the audit of the listed company; (v) the director or a member of the director’s immediate family is, or in the past three fiscal years has been, employed as an executive officer of a company where one of the executive officers of the listed company serves on the compensation committee; or (vi) the director or a member of the director’s immediate family is a partner in, or a controlling stockholder or an executive officer of, an entity that made payments to or received payments from the listed company in an amount which, in any fiscal year during the past three years, exceeds the greater of $200,000 or 5% of the other entity’s consolidated gross revenues.

Novamerican’s Board has determined that Messrs. Playford, Barker, Mason and Ramage, constituting a majority of our directors, are ‘‘independent directors’’ within the meaning of such rules. Our independent directors will meet in executive session as often as necessary to fulfill their duties, but no less frequently than annually.

Novamerican’s amended and restated by-laws provide that transactions with any of our affiliates must be on terms no less favorable to us than we could obtain from unaffiliated parties and must be approved by a majority of our independent and disinterested directors (i.e., those directors that are not expected to derive any personal financial benefit from the transaction).

Board and Committee Charters

Novamerican’s Board adopted corporate governance guidelines (called the “Charter of the Board”) and each committee has adopted written corporate governance guidelines (called a “Charter”) that, at a minimum, are intended to satisfy the requirements of the listing standards of the Nasdaq. These guidelines cover such matters as purpose and powers, composition, meetings, procedures, required responsibilities and discretionary activities which Novamerican’s Board or the committee should periodically consider undertaking. Each committee is authorized to exercise all power of Novamerican’s Board with respect to matters within the scope of its Charter.

The Charter of the Board containing the corporate governance guidelines and each of the committee Charters are available on our Web site by clicking on “Corporate Governance” at www.novamerican.com and in print to any stockholder upon request. The information contained on our Web site is not part of this proxy statement.

Nothing in the Charter of the Board or the Charter of any committee shall expand or increase the duties, responsibilities or liabilities of any member under any circumstance beyond those otherwise then existing under applicable law.

Corporate Governance

The Charter of the Board provides, among other things, that:

•	a majority of the directors shall be independent within the meaning of the listing standards of the Nasdaq;
•

if a member of the Audit Committee simultaneously serves on an audit committee of more than three public companies, Novamerican’s Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee;

•	no director will be nominated for election or re-election if he or she would be age 74 or older at the time of election, unless special circumstances so warrant;

•	Novamerican’s Board shall meet in regular sessions at least four times annually (including telephonic meetings and the annual retreat described below);
•

Novamerican’s Board shall have an annual retreat with executive officers at which there will be a full review of financial statements and financial disclosures, long-term strategies, plans and risks, and current developments in corporate governance; and

•	non-management directors will meet in executive session at least once annually.

Meetings of the Board

Novamerican’s Board met 11 times during fiscal 2007.

Each director is expected to attend meetings of Novamerican’s Board and meetings of committees of Novamerican’s Board on which he serves, and to spend the time necessary to properly discharge his respective duties and responsibilities. During 2007, each director who was then serving attended at least 91% of the total number of meetings of Novamerican’s Board and meetings of committees of Novamerican’s Board of which he was a member. Directors are encouraged, but not required, to attend Novamerican’s annual meetings of stockholders.

Committees of the Board

Novamerican’s Board has established three standing committees, the Audit Committee, the Nominating and Governance Committee and the Compensation Committee, and periodically establishes other committees, in each case so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board. Under the Board and Committee Charters described below, members of the three standing committees must be independent directors within the meaning of the listing standards of the Nasdaq. Further, members of the Audit Committee must be independent directors within the meaning of the Sarbanes-Oxley Act of 2002, must satisfy the expertise requirements of the listing standards of the Nasdaq and must include an audit committee financial expert within the meaning of the SEC rules. Novamerican’s Board has determined that the three standing committees currently consist of members who satisfy such requirements.

All committees have the authority to retain and pay advisors and conduct investigations without further approval of Novamerican’s Board or management. All such advisors shall report and be responsible directly to the committee which retains them, including the independent registered public accounting firm (who are required to be retained by the Audit Committee). In addition, the Board and each committee have unrestricted and regular access to management and employees of Novamerican.

Board Committee Membership Roster As of March 1, 2008

Name	Audit	Compensation	Nominating and Governance
Gilbert E. Playford	X
Corrado De Gasperis
Domenico Lepore
M. Ridgway Barker		X	X*
Scott C. Mason	X	X*	X
Robert W. Ramage, Jr.(1)	X*	X	X
Number of meetings in 2007	5	0	0

__________

*	Committee Chairperson.

(1)	Mr. Ramage has been designated by Novamerican’s Board as an audit committee financial expert within the meaning of the SEC rules under the Sarbanes-Oxley Act of 2002.

Audit Committee

Novamerican’s Board has established an Audit Committee, which has powers and performs the functions customarily performed by such a committee (including those required of such a committee under the rules of the Nasdaq and the Securities and Exchange Commission). Novamerican’s Audit Committee is composed of Messrs. Ramage (Chairman), Playford and Mason. The Audit Committee is responsible for meeting with our independent registered public accounting firm regarding, among other matters, audits and the adequacy of our accounting and control systems. The Audit Committee must be composed of at least three directors who comply with the independence rules of the Nasdaq and The Sarbanes-Oxley Act of 2002 and at least one of whom is an “audit committee financial expert” as defined under Item 401 of Regulation S-K of the Exchange Act. Novamerican’s Board has concluded that Mr. Ramage is an “audit committee financial expert.”

On December 7, 2007, we amended our Charter for the Audit Committee. Without limiting the scope of such activities, the Audit Committee Charter requires the Audit Committee to:

•	select, retain, evaluate and, as appropriate, terminate and replace the independent registered public accounting firm;
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review and, as appropriate, approve, prior to commencement, all audit and non-audit services to be provided by the independent registered public accounting firm (other than certain de minimus exceptions permitted by law);

•	review regularly with the independent registered public accounting firm any significant disagreements between the independent registered public accounting firm and management;
•	resolve or direct the resolution of all material disagreements between management and the independent registered public accounting firm regarding accounting and financial reporting;
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review with management and the independent registered public accounting firm all reports delivered by the independent registered public accounting firm with respect to critical accounting policies and practices used, alternative treatments of financial information available under GAAP and other written communications between the independent registered public accounting firm and management, together with their ramifications and the preferred treatment by the independent registered public accounting firm;

•	meet at least once annually with management, the internal auditors, legal counsel and the independent registered public accounting firm in separate executive sessions;
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assess at least annually the adequacy of codes of conduct, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading and, as appropriate, adopt changes thereto, and otherwise discharge its responsibilities with respect to the adoption, improvement and implementation of the code of conduct;

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establish or direct the establishment and maintenance of procedures for the receipt, retention and treatment of, and the response to, complaints received regarding accounting, internal accounting controls or auditing matters; and

•	establish or direct the establishment and maintenance of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee Charter allows the Audit Committee to designate one member to approve non-audit services to be provided by the independent registered public accounting firm but such member must inform the Audit Committee of the approval at the next meeting. The Audit Committee has delegated such authority to approve such fees to its Chairman, up to an annual aggregate amount of $25,000. All such approvals are required to be disclosed in Novamerican’s periodic reports filed with the SEC.

No member of the Committee serves as a member of an audit or similar committee of more than three public companies. The Audit Committee’s Report is set forth below.

A copy of the Audit Committee Charter is available on the Company’s website at www.novamerican.com under “Corporate Governance.”

Nominating and Governance Committee

Novamerican’s Board has established a Nominating and Governance Committee, which has powers and performs the functions customarily performed by such a committee. Novamerican’s Nominating and Governance Committee is composed of Messrs. Barker (Chairman), Mason and Ramage. The Nominating and Governance Committee assists our Board in discharging and performing its duties and responsibilities with respect to nomination of directors, selection of committee members, assessment of performance of our Board and other corporate governance matters. Without limiting the scope of such activities, the Committee shall, among other things:

•	review candidates for nomination for election as directors submitted by directors, officers, employees and stockholders;
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establish procedures to be followed by stockholders in submitting nominees, and determine any differences in the manner in which the Committee evaluates nominees based on whether a stockholder made the recommendation or any differences in procedures to be followed for nominees of stockholders who beneficially owned more than 5% of Novamerican common stock for at least one year as of the date the recommendation is made;

•

review at least annually the current directors of Novamerican’s Board to determine whether such individuals are independent under Nasdaq listing standards, SEC rules and under the Sarbanes-Oxley Act of 2002, non-employee directors under the Securities Exchange Act of 1934 and outside directors under the Internal Revenue Code of 1986;

•	recommend to the Board nominees for election as directors at each annual meeting of stockholders, to fill a vacancy on the Board or to increase the size of the Board; and
•	develop and recommend to the Board corporate governance guidelines.

The Committee annually assesses the composition of our Board and its standing committees to determine whether they comply with requirements under Board and Committee Charters, SEC rules, Nasdaq listing standards and applicable laws and possess the core competencies described below. In addition, the Committee assesses whether each director has the skills and characteristics described below and undertakes director succession and other planning as to our future needs. The Committee gathers suggestions as to individuals who may be available to meet those future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which we have business dealings, and undertakes a preliminary review of the individuals suggested. The preliminary review may include preliminary searches of public information available about the individuals. At such times as the Committee determines that a relatively near term need exists and if, following a preliminary review, the Committee believes that an individual may strengthen the core competencies and possess the skills and characteristics described below, the Committee will contact the individual to ascertain his or her interest in serving us and obtain further information about and insight as to such individual. In connection therewith, the Committee typically reviews detailed resumes and questionnaires, contacts references, conducts in-depth interviews and undertakes in-depth searches of public information. Based thereon and on the Committee’s evaluation of other potential nominees and our needs, the Committee determines whether to recommend that the Board nominate the individual for election as a director. While we have not in the past engaged any third party to identify or evaluate nominees, the Committee may do so in the future.

There are no differences in the manner in which the Committee evaluates nominees for directors recommended by a stockholder. To submit a nominee for election as a director for consideration by the Committee, a stockholder must submit a written request to that effect to the Secretary of the company at our principal executive office. Any such request will be subject to the requirements described in our By-Laws, including the requirements described in Question 12 on page 3.

The Committee believes that our Board, as a whole, should possess the following core competencies:

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strategy/vision: ability to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, and evaluating strategic decisions and continuously challenging us to sharpen our vision;

•	leadership: ability to attract, motivate and energize a high-performance leadership team;
•	international markets: ability to appreciate the importance of global business trends;
•	industry knowledge: ability to assess opportunities and threats unique to our industry;
•	crisis response: ability and time to perform during periods of both short-term and prolonged crisis;
•	management: ability to apply general management best practices in a complex, rapidly evolving business environment;
•	business judgment: ability to assess business risk and stockholder valuation creation strategies;
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accounting, finance and disclosure: ability to protect and inform security holders and debt holders through liquidity and capital resource management and internal financial and disclosure controls; and

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conflict resolution: ability to effectively assess the needs and goals of partners, counterparties, stockholders and employees and logically resolve conflicts in a fiduciary and mutually beneficial manner.

The Committee also believes that each director should possess the following skills and characteristics:

•	high personal standards of integrity, honesty and a desire to make full disclosure of all present and future conflicts of interest;
•	the ability to make informed business judgments;
•	literacy in financial and business matters;
•	the ability to be an effective team member;
•	a commitment to active involvement and an ability to give priority to our company; a member of the Audit Committee should serve on no more than 3 public company audit committees;
•	no affiliations with competitors;
•	achievement of high levels of accountability and success in his or her given fields;
•	no geographic travel restrictions;
•	an ability and willingness to learn our business;
•	a strong philosophical and motivational fit with our stated operating methodology;
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preferably experience in the Company’s business or in professional fields (i.e., finance, accounting, law or banking) or in other industries or as a manager of international business so as to have the ability to bring new insight, experience or contacts and resources to the Company;

•	preferably a willingness to make a personal investment in the Company;
•	preferably no direct affiliations with major suppliers or vendors; and
•	preferably previous public company board experience together with good references.

Compensation Committee

Novamerican’s Board has established a Compensation Committee, which has powers and performs the functions customarily performed by such a committee. Novamerican’s Compensation Committee is composed of Messrs. Mason (Chairman), Barker and Ramage. The Compensation Committee assists our Board in discharging and performing its duties and responsibilities with respect to management compensation and succession planning and employee benefits. To the extent that the Committee deems appropriate or desirable, it may appoint one or more subcommittees whose members are non-employee directors and outside directors as set forth above and delegate to such subcommittee or subcommittees the authority to perform certain responsibilities of the Committee.

Without limiting the scope of such activities, the Compensation Committee shall, among other things:

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annually determine the compensation of the Chief Executive Officer and review and approve the goals and objectives relevant thereto and evaluate the performance of the Chief Executive Officer in light of such goals and objectives;

•	annually determine the compensation of the other executive officers and review the compensation of other members of senior management and other employees;
•	annually review and approve the compensation for the directors;
•	review periodically and approve, as appropriate, policies on management perquisites;
•	coordinate with senior management the long-range planning for development and succession of senior management, including contingency planning for unanticipated sudden developments;
•	review compliance with prohibitions on personal loans to directors and executive officers;
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review and approve the creation, modification, termination and funding of compensation, retirement, benefit and welfare arrangements, plans, policies and programs for senior management and other employees generally;

•	administer all stock-based compensation plans and such other programs as may be designated by the Board; and
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review and discuss the Compensation Discussion and Analysis with management and, based on such review, recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or annual report on Form 10-K in accordance with applicable rules and regulations.

For a further discussion of the processes and procedures involved, please see “Compensation of Directors and Executive Officers—Compensation Discussion and Analysis.”

Because the Board wants directors and executive officers to have a meaningful long-term financial interest in Novamerican to better align their interests with those of the stockholders, the Board has adopted voluntary stock ownership guidelines. The Board considers that no compensation or perquisites should be provided to directors or executive officers without full disclosure to (and, to the extent required by its Charter, without prior approval by) the Compensation Committee, and that any compensation or other benefit received by any director or executive officer from any affiliated entities should also be fully disclosed to (and, to the extent required by its Charter, first approved by) the Compensation Committee and carefully reviewed to confirm compliance with the Novamerican Code of Business Conduct and Ethics and applicable law. The Board expects that the Compensation Committee will conduct an annual review of director compensation and report to the Board, and that the Compensation Committee will determine the form and amount of director compensation. The Board believes that a director’s independence and objectivity may be jeopardized if equity compensation and perquisites exceed customary levels, if Novamerican makes substantial charitable contributions to organizations with which the director is affiliated or if Novamerican enters into consulting arrangements with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

Communications Between Security Holders and the Board

Novamerican’s Board approved a process for stockholders to send communications to the Board. Stockholders who wish to contact the Board may do so by submitting any communications to the Secretary of Novamerican at Novamerican’s principal executive office. The Secretary will receive the correspondence and forward it to the chairman of the Audit Committee who will review the communication and forward it to the Board as appropriate.

Executive Officers, Promoters and Control Persons

The following table sets forth information regarding individuals who currently serve as our executive officers. The respective age and positions of each individual in the table below is as of March 1, 2008. The age, positions and biographical information of Corrado De Gasperis, our Chief Executive Officer and a Director, and Domenico Lepore, our President and a Director, are set forth above in the Proposal.

Name	Age	Position
Karen G. Narwold	48	Vice President, Chief Administrative Officer, General Counsel and Secretary

KAREN G. NARWOLD Vice President, Chief Administrative Officer, & General Counsel

On December 26, 2007, the Board of Directors elected Karen G. Narwold as Vice President, Chief Administrative Officer, General Counsel and Secretary of Novamerican, effective January 1, 2008. Ms. Narwold has served as our General Counsel since March 2007. Prior to joining Novamerican, Ms. Narwold was the Vice President, General Counsel, Human Resources and Secretary for GrafTech International Ltd. from 1999 until April 30, 2006. Ms. Narwold joined GrafTech in 1990 as Regulatory and Commercial Counsel. In 1997, she became Assistant General Counsel and was promoted to Deputy General Counsel in 1999. In that same year, the Board of Directors of GrafTech unanimously elected Ms. Narwold to the position of Vice President, General Counsel and Secretary. Effective August 2001, Ms. Narwold assumed responsibility for Corporate Human Resources. As Vice President, General Counsel, Human Resources and Secretary, Ms. Narwold was primarily responsible for general corporate and commercial matters, acquisitions and divestitures, strategic and complex capital structure planning and execution, corporate governance, securities law and other regulatory compliance, litigation and human resources.

Code of Business Conduct and Ethics

On December 7, 2007, we amended our Code of Business Conduct and Ethics that applies to our directors, officers and employees. The Code of Business Ethics and Conduct is intended, at a minimum, to comply with the listing standards of the Nasdaq as well as the Sarbanes-Oxley Act of 2002 and the SEC rules adopted there under. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.novamerican.com under “Corporate Governance” and in print to any stockholder upon request. Only Novamerican’s Board or the Audit Committee may waive the provisions of our Code of Business Conduct and Ethics with respect to executive officers and directors.

Related Person Transactions

Our Board recognizes that transactions in which we participate and in which a related person (executive officer, director, director nominee, five percent or greater stockholder, and their immediate family members) has a direct or indirect material interest can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of Novamerican and its stockholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. Novamerican’s amended and restated by-laws provide that transactions with any of its affiliates must be on terms no less favorable to Novamerican than it could obtain from unaffiliated parties and must be approved by a majority of Novamerican’s independent and disinterested directors (i.e., those directors that are not expected to derive any personal financial benefit from the transaction).

The following information includes certain relevant relationships and related party transactions.

Registration rights

Novamerican’s founding stockholders entered into a registration rights agreement with Novamerican pursuant to which holders of 20% or more of its shares issued and outstanding prior to its initial public offering will be entitled to make up to two demands that we register any or all shares of common stock held by them (including shares issuable upon exercise of warrants sold to them), at any time within seven years after November 15, 2007, the date of the Acquisition. In addition, Novamerican’s founding stockholders will be entitled to ‘‘piggy-back’’ registration rights on registration statements that we may file subsequent to November 15, 2007, the date of the Acquisition. We will bear the expenses incurred in connection with the filing of any such registration statements, other than underwriting or selling discounts and commissions. The registration rights agreement provides that, notwithstanding any other agreement, Novamerican’s founding stockholders will be permitted to exercise all existing warrants on a net cashless basis or by delivering previously outstanding unregistered shares in payment of the exercise price, so as to, among other reasons, permit tacking of holding periods under Rule 144 under the Securities Act.

Private placements

On March 5, 2007, certain of Novamerican’s founding stockholders purchased 4,166,667 warrants for $0.90 per warrant, or an aggregate purchase price of $3.75 million, in a private placement. The following table sets forth the number of such warrants purchased by them.

Existing stockholder	Number of warrants
Gilbert E. Playford(1)	3,222,222
Donald C. Bailey	555,556
Corrado De Gasperis	277,777
M. Ridgway Barker	55,556
Scott C. Mason	55,556

(1) These warrants were purchased by Playford SPAC Portfolio Ltd., a limited partnership of which Mr. Playford is a limited partner, directly owning 24.8% of the outstanding partnership interests. Mr. Playford’s Grantor Retained Annuity Trust (“GRAT”) owns 75% of the outstanding partnership interests. The remaining 0.2% of the outstanding partnership interests is owned by the general partner of such limited partnership, Playford SPAC Management Corp., of which Mr. Playford is the sole beneficial and record owner. Accordingly, Mr. Playford is the beneficial owner of such warrants.

The purchase price for the warrants was paid solely by the respective founding stockholder who purchased the warrants. Although some of Novamerican’s founding stockholders may have borrowed funds to purchase the warrants, they have retained full beneficial ownership of the warrants and the warrants have not been pledged as collateral for such borrowed funds, if any.

Each such warrant entitles the holder to purchase one share of Novamerican’s common stock at a price of $5.50 and is exercisable commencing on March 7, 2008, until March 5, 2011 or earlier upon redemption. These warrants are identical to the warrants contained in the units sold in Novamerican’s initial public offering, except as otherwise necessary to reflect the fact that they were sold in a private placement, permit delivery of unregistered shares upon exercise and permit net cashless exercise so as to, among other reasons, permit tacking of holding periods under Rule 144 under the Securities Act. The proceeds of the private placement were used to fund Novamerican’s expenses prior to the Acquisition.

To further fund Novamerican’s working capital requirements pending the closing of the Acquisition, an affiliate of Mr. Playford purchased, on June 21, 2007, in a private placement, 787,402 warrants for an aggregate of $1.0 million, or $1.27 per warrant, the volume-weighted average price for the 20 trading days prior to the placement. Each warrant entitles the holder to purchase one share of Novamerican’s common stock at a price of $5.50 and is exercisable commencing on March 7, 2008 until June 21, 2011 or earlier upon redemption. The purchased warrants are identical to the warrants contained in the units sold in Novamerican’s public offering, except as to the expiration date and as otherwise necessary to reflect the fact that they were sold in a private placement, permit delivery of unregistered shares upon exercise and permit net cashless exercise so as to, among other reasons, permit tacking of holding periods under Rule 144 under the Securities Act.

To assist in funding the closing of the Acquisition, affiliates of Mr. Playford and Mr. Donald Bailey, our former Special Advisor, purchased, on November 15, 2007, an aggregate of 1,875,000 units, each unit consisting of one share of Novamerican’s common stock and one warrant to purchase one share of common stock, including 937,500 units purchased by affiliates of Mr. Playford and 937,500 units purchased by affiliates of Mr. Bailey. The purchase price of the units was $8.00 per unit. Each warrant included in the units entitles the holder to purchase one share of Novamerican’s common stock at a price of $5.50 and is exercisable commencing on March 7, 2008 until November 15, 2011 or earlier upon redemption. The warrants are identical to the warrants contained in the units sold in Novamerican’s public offering, except as to the expiration date and as otherwise necessary to reflect the fact that they were sold in a private placement, permit delivery of unregistered shares upon exercise and permit net cashless exercise so as to, among other reasons, permit tacking of holding periods under Rule 144 under the Securities Act.

Engagement of Kelley Drye & Warren LLP and ILUT North America Inc.

We have engaged Kelley Drye & Warren LLP, which is affiliated with one of our directors and existing stockholders, Mr. Barker, to perform securities and certain corporate legal work for us at customary hourly billing rates. Such legal work included legal work performed in connection with the financing of the Acquisition.

We have engaged ILUT North America Inc., which is affiliated with one of our officers and directors and existing stockholders, Dr. Lepore, to perform consulting services in connection with the implementation of our operating methodology, the DecalogueTM, at Acquired Company.

There are no limitations that restrict us from engaging Kelley Drye & Warren LLP or ILUT North America Inc., each of which is affiliated with one or more of our directors, to perform such services and other customary legal and consulting services for us for customary fees and on customary terms and conditions. The engagement of Kelley Drye & Warren LLP and ILUT North America Inc. was approved by a majority of Novamerican’s independent and disinterested directors in accordance with our by-laws.

AUDIT COMMITTEE REPORT

Novamerican’s management is responsible for its financial reporting, including design and implementation of internal controls and preparation of consolidated financial statements in accordance with generally accepted accounting principles. Novamerican’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. The Audit Committee is responsible for overseeing those activities. The Audit Committee does not and is not required to prepare or review financial records, prepare or audit financial statements, design or implement internal controls, make estimates or select principles used for financial reporting, or identify and eliminate financial risks or non-compliance with applicable law. Therefore, the Audit Committee relies, without independent verification, on representations and information provided by management (including executive, financial, legal and internal audit management) that, among other things, the audited consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. The Audit Committee also relies, without independent verification, on reports by the independent registered public accounting firm that the consolidated financial statements have been prepared in conformity with generally accepted accounting principles.

The Audit Committee reviewed and discussed Novamerican’s audited consolidated financial statements for the year ended November 24, 2007 with Novamerican’s management and Raymond Chabot Grant Thornton LLP, Novamerican’s independent registered public accounting firm for 2007. The Audit Committee also discussed with Raymond Chabot Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. This included a discussion of the independent registered public accounting firm’s judgment as to the quality, as well as the acceptability, of Novamerican’s accounting principles and such other matters that the PCAOB requires to be discussed with an audit committee. The Audit Committee received the written disclosures and the letter from Raymond Chabot Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the PCAOB in Rule 3600T and the Committee discussed with Raymond Chabot Grant Thornton LLP the independence of Raymond Chabot Grant Thornton LLP from Novamerican and its management. The Audit Committee also reviewed with management and Raymond Chabot Grant Thornton LLP all reports delivered by Raymond Chabot Grant Thornton LLP in accordance with Section 10A(k) of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to critical accounting policies and practices used, alternative treatments of financial information available under U.S. generally accepted accounting principles and other written communications between Raymond Chabot Grant Thornton LLP and management, together with their ramifications and the preferred treatment by Raymond Chabot Grant Thornton LLP.

The Audit Committee has established a policy requiring approval by it of all fees for all audit and non-audit services to be provided by Novamerican’s independent registered public accounting firm, prior to commencement of such services. Consideration and approval of fees generally occurs at the Audit Committee’s regularly scheduled meetings or, to the extent that such fees relate to other matters, at special meetings. In situations where it may be impractical to wait until the next meeting, the Committee may delegate authority to approve such fees to a member of the Audit Committee. Such member must inform the Audit Committee of all such approvals at the next meeting of the Audit Committee. The Audit Committee has delegated such authority to approve such fees to its Chairman, up to an annual aggregate amount of $25,000. All such approvals must be disclosed in periodic reports filed with the SEC. All of the fees reflected in the table below were pre-approved by the Audit Committee.

The Audit Committee has determined that the approval and payment of all fees in 2007 complied with the Sarbanes-Oxley Act of 2002 and SEC rules thereunder. The Audit Committee also determined that the provision of non-audit services by Raymond Chabot Grant Thornton LLP to Novamerican and its subsidiaries was compatible with the maintenance by Raymond Chabot Grant Thornton LLP of its independence from Novamerican.

Based on its review and discussions noted above, the Audit Committee recommended to Novamerican’s Board that it approve, and Novamerican’s Board approved, the inclusion of Novamerican’s audited consolidated financial statements in Novamerican’s Annual Report on Form 10-K for the year ended November 24, 2007 filed with the SEC.

AUDIT COMMITTEE

Robert W. Ramage, Jr., Chairman

Gilbert E. Playford

Scott C. Mason

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

A summary of the fees which Novamerican and its subsidiaries paid to Raymond Chabot Grant Thornton LLP and its respective affiliates for professional services performed for 2007 is set forth below.

The Novamerican (formerly Symmetry Holdings Inc.) consolidated financial statements for the year ended December 31, 2006, were audited by Miller, Ellin & Company LLP. Subsequent to the Acquisition, Novamerican’s Audit Committee approved the engagement of Raymond Chabot Grant Thornton LLP as Novamerican’s independent registered public accounting firm for 2007. Raymond Chabot Grant Thornton LLP had been the Acquired Company’s independent registered public accounting firm since 1997. A summary of the fees which Novamerican paid to Miller, Ellin & Company LLP for professional services performed in 2006 is set forth below.

	2007	2007	2006

Audit Fees	CA$536,735(a)	US$17,562(b)	US$31,069(d)
Audit-Related Fees	0	0	0
Tax Fees	0	0	0
All Other Fees	0	US$13,617(c)	0
Total	CA$536,735	US$31,179	US$31,069

(a)	Includes fees of Raymond Chabot Grant Thornton LLP in connection with:
•	the audit of the annual audited financial statements of Novamerican and its subsidiaries; and
•	the preparation and issuance of a comfort letter in connection with the financing related to the Acquisition.

(b)	Includes fees of Miller, Ellin & Company LLP in connection with:
•	the audit of the annual audited financial statements of Novamerican and its subsidiaries; and
•	the review of quarterly financial statements of Novamerican and its subsidiaries.

(c)	Includes fees of Miller, Ellin & Company LLP in connection with:
•	the preparation and issuance of a comfort letter in connection with the financing related to the Acquisition.

(d)	Includes fees of Miller, Ellin & Company LLP in connection with:
•	the audit of the annual financial statements of Symmetry.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The compensation discussion and analysis below and the tables that follow provide certain information for the year ended November 24, 2007, concerning compensation awarded to, earned by or paid to each person serving as our Chief Executive Officer during the year ended November 24, 2007 and each person serving as our Chief Financial Officer during the year ended November 24, 2007 or our three other most highly compensated executive officers (collectively the “Named Executive Officers”). We disclose information regarding the two persons who did serve as executive officers during the year ended November 24, 2007, our Chief Executive Officer, Corrado De Gasperis and our President, Domenico Lepore.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation programs for our Named Executive Officers. Since our formation and until the consummation of the Acquisition, our operations were limited to organizational activities and to activities related to completing a business combination. Accordingly, our Named Executive Officers agreed not to receive any compensation prior to the consummation of a business acquisition other than the opportunity to participate in health plans sponsored by the Company and, for Domenico Lepore, certain relocation and housing expenses. In addition, our Named Executive Officers were reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf.

The independent members of the Board did not meet during the fiscal year ended November 24, 2007 regarding compensation arrangements. Following the consummation of the Acquisition, the independent directors who later became members of the Compensation Committee evaluated the specific contributions and responsibilities of our Named Executive Officers and determined compensation for such officers commensurate with chief executive officers and presidents, respectively, of public companies of similar size and complexity, including the need for related employment agreements. The independent members of the Board met in December 2007 to determine the compensation arrangements for our Named Executive Officers, which arrangements are described in Potential Payments upon Termination or Change in Control.

The Compensation Committee of the Board was formed, and members elected to serve on the Committee, on December 7, 2007. The Compensation Committee is presently composed of Messrs. Mason, Ramage and Barker, who are non-employee directors (as defined under Rule 16b-3 of the Exchange Act) and “independent directors” (as defined under Section 162(m) of the Internal revenue Code (the “Code”)). Mr. Mason serves as Chairman of the Compensation Committee. The Compensation Committee held its first meeting on January 29, 2008 at which the Compensation Committee approved the employment agreements entered into with each of Messrs. De Gasperis and Lepore and Ms. Narwold. Going forward, the Compensation Committee will be responsible for determining compensation for our Named Executive Officers and other key employees, whether the compensation be in the form of cash, equity or other performance-based awards. The Compensation Committee must report to the Board on any of the items of compensation for which it is responsible and whether any benefits are subject to Board approval. Compensation payable to other employees of the Company is expected to be determined by the CEO in conjunction with management and the policies of the Company.

Compensation Philosophy and Objectives: Planning for the Future

Prior to the current fiscal year, the Compensation Committee had not been formed and, therefore, had not established a compensation philosophy and objective. The Compensation Committee intends, commencing with the 2008 fiscal year, to establish and effect its philosophy and objectives through the compensation arrangements approved for the Named Executive Officers and other highly valued executives of the Company commencing with the 2008 fiscal year.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the management of Novamerican in accordance with the SEC’s disclosure requirements for executive compensation and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in Novamerican’s Annual Report on 10-K for the fiscal year ended November 24, 2007. The Compensation Committee Charter can be found on the Company’s website at http:www.novamerican.com.

The Compensation Committee

Scott C. Mason (Chairman)

Robert W. Ramage

M. Ridgway Barker

Executive Officer and Director Compensation

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2007

Name and Position	Year	Base Salary	Bonus	All Other Compensation	Total
Corrado De Gasperis, Chief Executive Officer and acting Chief Financial Officer	2007	$0	$0	$22,354(1)(3)	$22,354

Domenico Lepore, President	2007	$0	$0	$86,473(2)(3)	$86,473

(1)	Represents the cost to the Company for health benefits provided to Mr. De Gasperis during the fiscal year.
(2)	Represents the cost to the Company of (a) $14,520 for health benefits and (b) $71,953 for relocation and housing expenses paid for the benefit of Mr. Lepore during the fiscal year.
(3)	Mr. De Gasperis and Mr. Lepore had compensation of $950,000 and $700,000, respectively, in respect of fiscal 2007 that was paid during the first quarter of 2008.

Grants of Plan-Based Awards in 2006

There were no equity or other incentive compensation plans adopted in respect of the fiscal year ended November 24, 2007. There were no compensatory equity or incentive awards granted to the Named Executives Officers in fiscal 2007.

Outstanding Equity Awards At Fiscal Year End

There have been no compensatory equity awards granted to the Named Executive Officers through the fiscal year ended November 24, 2007.

Option Exercises And Stock Vested

None of our Named Executive Officers hold any options or had any stock awards that vested during the fiscal year ended November 24, 2007.

Pension Benefits

Novamerican did not maintain a pension plan in 2007.

Nonqualified Deferred Contribution And Other Nonqualified Deferred Compensation Plans

Novamerican does not maintain any non-qualified deferred contribution plans; none of the Named Executive Officers had any non-qualified deferred compensation with Novamerican.

Potential Payments upon Termination or Change in Control

The independent members of the Board met in December 2007 and January 2008, during which compensation arrangements for the Named Executive Officers were discussed, designed and ultimately approved by the independent members of the Board. The compensation arrangements, described below, were designed as a three year package, providing for the payment of an initial payment, base salary and bonus for each of the Named Executive Officers, with severance protection in respect of the first three years of the arrangement.

Employment Agreements with Mr. De Gasperis, Mr. Lepore and Ms. Narwold. Corrado De Gasperis was elected by our Board to serve as our Chief Executive Officer on April 26, 2006, effective immediately. On January 29, 2008, we entered into an employment agreement with Mr. De Gasperis (the “De Gasperis Agreement”) with a commencement date of January 1, 2008. Under the De Gasperis Agreement, Mr. De Gasperis serves as Chief Executive Officer, with an annualized base salary of not less than $800,000. Mr. De Gasperis is eligible for an annual performance bonus commencing in 2008. The target annual bonus for each year shall be not less than 50% and not more than 150% of his base salary. In addition, Mr. De Gasperis received initial compensation of $950,000 in respect of fiscal year 2007 that was paid during the first quarter of 2008.

Domenico Lepore was elected by our Board to serve as our President on June 20, 2006, effective immediately. On January 29, 2008, we entered into an employment agreement with Mr. Lepore (the “Lepore Agreement”) with a commencement date of January 1, 2008. Under the Lepore Agreement, Mr. Lepore serves as our President, with an annualized base salary of not less than $550,000. Mr. Lepore is eligible for an annual performance bonus commencing in 2008. The target annual bonus for each year shall be not less than 50% and not more than 100% of his base salary. In addition, Mr. Lepore received initial compensation of $700,000 in respect of fiscal year 2007 that was paid during the first quarter of 2008.

Karen Narwold was elected by our Board to serve as our Vice President, Chief Administrative Officer, General Counsel and Secretary on December 26, 2007, effective January 1, 2008. On January 29, 2008, we entered into an employment agreement with Ms. Narwold (the “Narwold Agreement”) with a commencement date of January 1, 2008. Under the Narwold Agreement, Ms. Narwold serves as Vice President, Chief Administrative Officer, General Counsel and Secretary, with an annualized base salary of not less than $400,000. Ms. Narwold is eligible for an annual performance bonus commencing in 2008. The target annual bonus for each year shall be not less than 50% and not more than 100% of her base salary.

If the executive’s employment is terminated by us without Cause or by the executive with Good Reason (both as defined in the applicable executive’s employment agreement), subject to the executive executing a release in our favor, the executive shall be entitled to:

•	a lump sum payment of the executive’s accrued base salary through the date of such termination (including any accrued and unused vacation days);
•	a lump sum payment (the “Base Severance”) equal to the product of
•	1.5 times the executive’s base salary and
•

a fraction, the numerator of which is the number of months remaining until December 31, 2010 (but if a Change in Control (as defined in the executive’s employment agreement) has occurred, the numerator shall be 36 (in the case of Mr. De Gasperis) or 24 (in the cases of Mr. Lepore and Ms. Narwold) minus the number of full months that passed since the Change in Control) and the denominator of which is twelve (provided, the fraction can not equal less than one) (the “Severance Period”);

•

continuation of health and life insurance benefits, at the same cost for the executive as prior to his or her termination, for the longer of 18 months or the Severance Period, subject to certain restrictions;

•	reimbursement for outplacement services for 12 months following termination; and
•	an excise tax gross up payment in respect of any excise taxes owed under Section 4999 of the Internal Revenue Code.

Upon a termination of the executive’s employment for Cause or due to the executive’s resignation without Good Reason, the executive will be entitled to accrued base salary through the date of termination (not including any accrued and unused vacation days) and any benefits provided under our employee benefit plans upon a termination of employment, in accordance with the terms therein.

Upon a termination of the executive’s employment due to the executive’s death, the executive’s estate will be entitled to a lump sum payment equal to the sum of the executive’s accrued base salary through the date of such termination (including any accrued and unused vacation days) and the Base Severance. In addition, the executive’s spouse and dependents, if any, will be generally entitled to continued health plan coverage, at the same cost paid by the executive, for the longer of 18 months or the Severance Period.

Each of the executives is also restricted from soliciting our employees or customers or from working for a competitive business (other than Ms. Narwold) for one year following termination of the executive’s employment.

Director Compensation

There was no compensation paid to our directors for fiscal year 2007.

Schedule of Director Fees

Compensation Item	Amount ($)
Annual Retainers
Board	50,000
Board Chair	30,000
Audit Committee Chair	20,000
Compensation Committee Chair	10,000
Nominating and Governance Committee Chair	5,000
Per meeting fees
Board, in person	2,000
Committee, in person	1,500
Board or Committee, by telephone	1,000

Directors who are not Company employees are compensated for their service as a director as shown in the above chart, commencing with the December 7, 2007 Director meeting. Annual retainers are generally payable in January.

Compensation Committee Interlocks and Insider Participation

Effective for fiscal year 2008, the Compensation Committee consisted of Mr. Mason, Mr. Ramage and Mr. Barker. None of the members of the Compensation Committee is or formerly was an employee or officer of Novamerican. None of the executive officers of Novamerican served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one or more of whose executive officers served on the Compensation Committee of Novamerican. None of the executive officers of Novamerican served as a director of another entity, one or more of whose executive officers served on the Compensation Committee of Novamerican. None of the executive officers of Novamerican served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one or more of whose executive officers served as a director of Novamerican.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of shares of Novamerican common stock as of March 1, 2008, by each person known by us to own beneficially 5% or more of Novamerican's outstanding common stock, each of Novamerican's directors and officers and all of Novamerican's directors and executive officers as a group.

Name and address of beneficial owner(1)	Number of shares	Percentage of class beneficially owned
Royal Capital Management LLC.(2)	5,262,500	21.4%
Reed Connor & Birdwell, LLC(3)	3,072,312	14.3%
Corrado De Gasperis(4)	2,158,227	9.9%
FMR LLC(5)	2,283,400	10.1%
Gilbert E. Playford(6)	8,557,124	30.8%
Pine River Capital Management L.P. (7)	1,266,350	5.9%
Domenico Lepore(8)	700,000	3.3%
M. Ridgway Barker(9)	348,556	1.6%
Scott C. Mason(10)	359,556	1.7%
Robert W. Ramage, Jr.(11)	235,000	1.1%
Karen G. Narwold(12)	43,500	*
All directors and executive officers as a group (7 individuals)(13)	12,401,963	44.0%

* Less than 1%.

(1) Unless otherwise indicated, the business address of each of the individuals is 28 West 44th Street, 16th Floor, New York, NY 10036.

(2) Information is based upon a Form 13F filed for the quarter ended December 31, 2007. The business address of Royal Capital Management LLC is 623 Fifth Avenue, 24th Floor, New York, NY 10022. Mr. Robert W. Medway and Mr. Yale M. Fergang are the principals of Royal Capital Management LLC. Includes 3,106,250 shares of common stock issuable upon exercise of warrants which are currently exercisable.

(3) Information is based upon a Schedule 13G/A filed with respect to Novamerican dated February 14, 2008. Reed Conner & Birdwell, LLC may be deemed to be controlled by Donn B. Conner and Jeff Bronchick. The business address of Reed Conner & Birdwell, LLC is 11111 Santa Monica Boulevard, Suite 1700, Los Angeles, CA 90025.

(4) Mr. De Gasperis is Novamerican's Chief Executive Officer and a member of its board of directors. Includes (i) 2,725 shares of common stock owned by Mr. De Gasperis’ spouse and (ii) 280,502 shares of common stock issuable upon exercise of warrants (2,725 of which are owned by Mr. De Gasperis' spouse) which are currently exercisable.

(5) Information is based upon a Schedule 13G filed with respect to Novamerican dated February 14, 2008. Includes 1,141,700 shares of common stock issuable upon the exercise of warrants which are currently exercisable. FMR LLC may be deemed to be controlled by Edward C. Johnson, III and members of his family. The business address of FMR LLC is 82 Devonshire St., Boston, MA 02109.

(6) Mr. Playford is Novamerican's non-executive Chairman of the Board. Includes (i) 1,172,500 shares of common stock owned indirectly through Playford SPAC Portfolio, Ltd. (“Portfolio”), (ii) 125,000 shares of common stock owned indirectly through Gilbert E. Playford Revocable Trust (the “Trust”), (iii) 312,500 shares of common stock owned indirectly through Playford Holdings, Ltd. (“Holdings”) and (iv) 625,000 shares of common stock owned indirectly through Gilbert E. Playford 2007 Charitable Remainder Trust U/A/D 6/12/07 (the “Charitable Remainder Trust”). Also includes: (i) 3,222,222 shares of common stock issuable upon exercise of warrants held by Portfolio, (ii) 750,000 shares of common stock issuable upon exercise of warrants held by Playford Grandkids Limited Partnership (the “Grandkids LP”); (iii) 500,000 shares of common stock issuable upon exercise of warrants held by Playford Family Limited Partnership (“Family LP”), (iv) 1,099,902 shares of common stock issuable upon exercise of warrants held by Holdings, (v) 625,000 shares of common stock issuable upon exercise of warrants held by Charitable Remainder Trust and (vi) 125,000 shares of common stock issuable upon exercise of warrants held by the Trust, all of which warrants are currently exercisable. Mr. Playford is a 24.8% limited partner of Portfolio and Mr. Playford’s Grantor Retained Annuity Trust (the “GRAT”) is a 75% limited partner of Portfolio. The remaining .2% of the outstanding partnership interests is owned by the general partner of Portfolio, Playford SPAC Management

Corp., of which Mr. Playford is the sole beneficial and record owner. Mr. Playford is the settler and sole trustee of the Trust. Mr. Playford is the general partner of Holdings. Mr. Playford is the settler and sole trustee of the Charitable Remainder Trust. Playford Management LLC, of which Mr. Playford is the sole member, is the general partner of Family LP. The general partner of Grandkids LP is Playford Management LLC. With respect to the shares beneficially owned by Grandkids LP and Family LP, Mr. Playford disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(7) Information is based upon a Schedule 13G filed with respect to Novamerican dated February 22, 2008, jointly filed by Pine River Capital Management L.P., Nisswa Master Fund Ltd. and Brian Taylor. The business address of Pine River Capital Management L.P. is 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305. The business address of each of Nisswa Master Fund Ltd. and Brian Taylor is c/o Pine River Capital Management L.P., 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305.

(8) Dr. Lepore is Novamerican's President and a member of its board of directors.

(9) Mr. Barker is a member of Novamerican's board of directors. Includes 80,556 shares of common stock issuable upon exercise of warrants which are currently exercisable.

(10) Mr. Mason is a member of Novamerican's board of directors. Includes 74,306 shares of common stock issuable upon exercise of warrants which are currently exercisable.

(11) Mr. Ramage is a member of Novamerican's board of directors.

(12) Ms. Narwold is Novamerican’s Vice President, Chief Administrative Officer and General Counsel. Includes 6,250 shares of common stock issuable upon exercise of warrants which are currently exercisable.

(13) Includes in the aggregate 6,763,738 shares of common stock issuable upon exercise of warrants which are currently exercisable.

Messrs. Playford, De Gasperis, Lepore, Barker, Mason and Ramage may be deemed to be our "parents," "founders" and "promoters," as these terms are defined under federal securities laws.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires Novamerican’s directors and officers and holders of more than 10% of the issued and outstanding shares of our common stock to file with the SEC initial reports of ownership, and reports of changes in ownership, of common stock and other equity securities of Novamerican. Novamerican believes that, during 2007, all of its directors and officers and holders of more than 10% of the issued and outstanding shares of our common stock complied with all reporting requirements under Section 16(a).

Forward Looking Statements

These Proxy Materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements about such matters as growth rates for, future prices and sales of, and demand for our products and our customers’ products; changes in production capacity in our operations and our customers' operations; costs of materials and production, including anticipated increases therein; productivity, business process and operational initiatives, and their impact on us; our position in markets we serve; employment and contributions of key personnel; employee relations and collective bargaining agreements covering many of our operations; tax rates; capital expenditures and their impact on us; nature and timing of restructuring charges and industry market conditions and the impact thereof; interest rate management activities; currency rate management activities; deleveraging activities; rationalization, restructuring, realignment, strategic alliance, raw material and supply chain, technology development and collaboration, investment, acquisition, venture, consulting, operational, tax, financial and capital projects; legal proceedings, contingencies, and environmental compliance; potential offerings, sales and other actions regarding debt or equity securities of us or our subsidiaries; and future asset sales, costs, working capital, revenues, business opportunities, debt levels, cash flows, cost savings and reductions, margins, earnings and growth. These statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the cautionary statements in Item 1A of our Annual Report on Form 10-K for the year ended November 24, 2007, and in our periodic reports on Form 10-Q and Form 8-K, which we hereby incorporate herein by reference.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements.

STOCKHOLDERS SHARING AN ADDRESS

If you share an address with another stockholder, you may receive only one set of proxy materials (including this proxy statement and the annual report to stockholders) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us at the address and phone number cited above.

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us to request delivery of a single copy of these materials at 28 West 44th Street, 16th Floor, New York, NY 10036 or (646) 429-1540.

[Front]

ADMISSION TICKET

NOVAMERICAN STEEL INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 13, 2008 AT 1:00 PM

2730 MEADOWPINE BOULEVARD

MISSISSAUGA, ONTARIO, CANADA L5N 7K4

PRESENT THIS TICKET TO ADMIT ONE STOCKHOLDER AND ONE GUEST

(See reverse side for directions)

[BACK]

Our address is 2730 Meadowpine Boulevard but our reception doors and parking face Howe Ct.

From Pearson International Airport (EAST)

1.	Head southeast
2.	Take the ramp onto Highway 427 SOUTH
3.	Take the RTE (right turn exit) -401 onto Hwy 401 WEST
4.	Merge onto Hwy 401 Collectors Lanes W.
5.	Continue on HWY 401 W
6.	Take exit 333 for Winston Churchill Blvd. (NORTH)
7.	Turn right at Winston Churchill Blvd.
8.	Turn right at Meadowpine Blvd. First building on the north side after the horse farm
9.	Turn left first street called Howe Ct.

From the (Detroit/Windsor Border) (SOUTH)

1.	Take the exit onto HWY – 401 EAST
2.	Once you reach the City of Mississauga you will come upon Winston Churchill Road N. Take exit 333 - Winston Churchill Blvd. (NORTH).
3.	Turn left at Winston Churchill Blvd.
4.	Turn right at Meadowpine Blvd. First building on the north side after the horse farm
5.	Turn left on first street, Howe Ct.

From Brampton (NORTH)

1.	Traveling south while on either, Mavis Road, McLaughlin Road, Mississauga turn right (west) on Steeles Avenue until you reach Winston Churchill Road.

2.	Turn left – traveling south until you reach Meadowpine Blvd.
3.	Turn left again on Meadowpine Blvd.
4.	Turn left on Howe Ct.

From the Buffalo/Niagara Border

1.	QEW HIGHWAY EAST to the exit to the 403 Highway.
2.	Go along the 403 until exit at Winston Churchill North.
3.	Take Winston Churchill N. – turn right onto Meadowpine Blvd.
4.	Turn left on Howe Ct.

From Kingston Bridge/Alexandria Bay – EAST OF TORONTO

1.	401 WEST to Winston Churchill North.
2.	Winston Churchill to Meadowpine Blvd.
3.	Turn right to Howe Ct.

From Sarnia/Port Huron Border (WEST)

1.	401 EAST to Winston Churchill
2.	Winston Churchill Blvd. North
3.	Turn right – east on Meadowpine Blvd.
4.	Turn left on Howe Ct.

NOVAMERICAN STEEL INC.

PROXY FOR ANNUAL MEETING

solicited on behalf of the board of directors for the annual meeting on May 13, 2008

The undersigned, a stockholder of Novamerican Steel Inc., a Delaware corporation, appoints Corrado De Gasperis and Karen G. Narwold, and each of them, granting each of them full power of substitution, as his, her or its true and lawful agent, attorney-in-fact and proxy to represent the undersigned, and to vote all the shares of common stock that the undersigned would be entitled to vote if personally present, at the annual meeting of stockholders of Novamerican Steel Inc. to be held at the offices of Novamerican Steel Inc. located at 2730 Meadowpine Boulevard, Mississauga, Ontario, Canada L5N 7K4 on May 13, 2008 at 1:00 p.m., and any adjournment(s) and postponement(s) thereof, with respect to the following matter which is more fully explained in the Proxy Statement of Novamerican Steel Inc. dated March 24, 2008, receipt of which is acknowledged by the undersigned.

(Continued, and to be completed, dated and signed, on the reverse side)

PROXY VOTING INSTRUCTIONS

Please mark your vote on, date and sign this proxy card and mail it in the envelope provided as soon as possible.

Item 1:	Elect the Directors – The Board of Directors recommends a vote For all the nominees listed.
	GILBERT E. PLAYFORD	☐ FOR	☐ WITHHELD
	CORRADO DE GASPERIS	☐ FOR	☐ WITHHELD
	DOMENICO LEPORE	☐ FOR	☐ WITHHELD
	M. RIDGWAY BARKER	☐ FOR	☐ WITHHELD
	SCOTT C. MASON	☐ FOR	☐ WITHHELD
	ROBERT W. RAMAGE, JR.	☐ FOR	☐ WITHHELD

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted “FOR” Item 1. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Dated:____________, 2008

Signature of Stockholder

Signature of Stockholder

PLEASE SIGN AS YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY.

Executors, Attorneys, Officers, Trustees, Guardians and other Representatives, please indicate full titles. In the case of Joint Tenants, both stockholders should sign.

If you plan to attend the meeting, please check here: ☐

If your name or address has changed, please check here: ☐